Exhibit T3A.2.97

State of Delaware Secretary of State Division of Corporations Delivered 10:05 AM 12/17/2010 FILED 09:57 AM 12/17/2010 SRV 101202517 - 4914688 FILE

CERTIFICATE OF INCORPORATION

OF

DESIGN RX HOLDINGS CORPORATION

FIRST:               The name of the Corporation is Design Rx Holdings Corporation.

SECOND:          The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:              The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:          The total number of shares of stock that the Corporation shall have authority to issue is five thousand (5,000) shares, all of which shall be Common Stock, par value $.001 per share (or no par value).

FIFTH:               The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Dennis B. Angers	Baker & Hostetler LLP
3200 PNC Center
1900 East 9th Street
Cleveland, Ohio 44114-3485

SIXTH:              The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation.

SEVENTH:       Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to be voted at an election of directors.

EIGHTH:           Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws of the Corporation, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the By-laws so provide.

NINTH:             The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

TENTH:             A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for a breach of the director’s fiduciary duty, except in the event of any of the following:

(a)	A breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)	Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(c)	A violation of Section 174 of the General Corporation Law of the State of Delaware; and

(d)	A transaction from which the director derived an improper personal benefit.

THE UNDERSIGNED, being the incorporator above named for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument the 17th day of December, 2010 and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Dennis B. Angers
Dennis B. Angers, Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 06:44 PM 12/23/2010 FILED 06:20 PM 12/23/2010 SRV 101231974 - 4914688 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATIONS INTO

A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Design Rx Holdings Corporation, a Delaware corporation, and the names of the corporations being merged into this surviving corporation are (i) Protean Consulting, Inc., a Utah corporation, (ii) Coppervale Consulting, Inc., a Virginia corporation, and (iii) Crist Marketing and Consulting, Inc., a Washington corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Design Rx Holdings Corporation, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of Design Rx Holdings Corporation.

FIFTH: The authorized stock and par value of the non-Delaware corporations are (i) Protean Consulting, Inc., one thousand (1000) common shares, no par value, (ii) Coppervale Consulting, Inc., one hundred (100) shares, no par value, and (iii) Crist Marketing and Consulting, Inc., one (1) common share, no par value.

SIXTH: The merger is to become effective on December 23, 2010.

SEVENTH: The Agreement of Merger is on file at 2181 E. Aurora Road, Twinsburg, Ohio 44087, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 23 day of December, A.D., 2010.

By:	/s/ Eugene P. Samuels
Name:	Eugene P. Samuels
Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 11:30 AM 06/16/2011 FILED 11:30 AM 06/16/2011 SRV 110733401 - 4914688 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of DESIGN RX HOLDINGS CORPORATION, a Delaware Corporation, on this 14th day of June, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 160 Greentree Drive, Suite 101 Street, in the City of Dover, County of Kent, Zip Code 19904.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Registered Agents, Inc.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 14 day of June, A.D., 2011.

By:	/s/ Eugene P. Samuels
Authorized Officer

Name:	Eugene P. Samuels, JD, MBA
Print or Type

Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 10/29/ 2013 FILED 11:19 AM 10/29/2013 SRV 131244835 - 4914688 FILE

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A CORPORATION TO
A LIMITED LIABILITY COMPANY PURSUANT TO SECTION 18-214 OF THE LIMITED
LIABILITY COMPANY ACT AND SECTION 266 OF THE DELAWARE GENERAL
CORPORATION LAW

1.	The jurisdiction where Design Rx Holdings Corporation, a Delaware corporation (the “Corporation”), was incorporated is Delaware.

2.	The date the Corporation filed its original certificate of incorporation with the Secretary of State of the State of Delaware was December 17, 2010.

3.	The name of the Corporation under which it was originally incorporated was Design Rx Holdings Corporation.

4.	The name of the Corporation immediately prior to filing this Certificate is Design Rx Holdings Corporation.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is Design Rx Holdings LLC (the “Limited Liability Company”).

6.	The conversion of the Corporation into the Limited Liability Company has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

7.	This Certificate of Conversion shall become effective as of 12:01 a.m. on the 4th day of November, 2013.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Corporation has executed this Certificate on this 28th day of October, 2013.

By:	/s/ Kimberly S. Kirkbride
Name:	Kimberly S. Kirkbride
Title:	Treasurer

State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 10/29/2013 FILED 11:19 AM 10/29/2013 SRV 131244835 - 4914688 FILE

CERTlFICATE OF FORMATION

OF

DESIGN RX HOLDINGS LLC

This Certificate of Formation of Design Rx Holdings LLC (the “LLC”), dated as of October 28, 2013, is being duly executed and filed by Thomas J. Welsh, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

First. The name of the limited liability company formed hereby is Design Rx Holdings LLC.

Second. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County.

Third. The name of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company and its address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801 , New Castle County.

Fourth. This Certificate of Formation shall become effective as of 12:01 a.m. on the 4th day of November, 2013.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Kimberly S. Kirkbride
Kimberly S. Kirkbride, authorized person

State of Delaware Secretary of State Division of Corporations Delivered 10:24 AM 11/12/2014 FILED 10: 21 AM 11/12/2014 SRV 141397514 - 4914688 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.            The name of the limited liability company is DESIGN RX HOLDINGS LLC.

2.            The Registered Office of the limited liability company in the State of Delaware is changed to 160 Greentree Drive, Suite 101 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is National Registered Agents, Inc.

By:	/s/ Eugene P. Samuels
Authorized Person

Name:	Eugene P. Samuels, General Counsel
Print or Type

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DESIGN RX HOLDINGS LLC”, CHANGING ITS NAME FROM “DESIGN RX HOLDINGS LLC” TO “EX DESIGN HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2024, AT 5:34 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4914688 8100	[SEAL]	Authentication: 202878444
SR# 20240641303		Date: 02-23-24

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:34 PM 02/22/2024 FILED 05:34 PM 02/22/2024 SR 20240641303 - File Number 4914688

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF FORMATION OF

DESIGN RX HOLDINGS LLC

* * * * * * *

In accordance with the provisions of §18-202 of the
Limited Liability Company Act of the State of Delaware

* * * * * * *

Susan G. Lowell, being an Authorized Person of Design Rx Holdings LLC, a Delaware limited liability company, does hereby certify as follows:

FIRST

The name of the limited liability company is Design Rx Holdings LLC (the "Company").

SECOND

Article First of the Certificate of Formation of the Company is hereby deleted in its entirety and amended and restated to read as follows:

FIRST: The name of the limited liability company formed hereby is "Ex Design Holdings, LLC."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation on this 16th day of February, 2024.

/s/ Susan G. Lowell
Name:	Susan G. Lowell
Its:	Authorized Person